Exhibit 32.21

California Micro Devices

Certification Pursuant to 18 U.S.C. Section 1350, as Adopted

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

I, R. Gregory Miller, Chief Financial Officer of California Micro Devices Corporation, a California corporation (the “Company”), certify pursuant to Section 1350 of Chapter 63 of title 18 of the United States Code, that to my knowledge:

(i)	the Quarterly Report of the Company on Form 10-Q for the period ending June 30, 2003 (the “Report”), fully complies with the requirements of section 13(a) or 15(d), whichever is applicable, of the Securities Exchange Act of 1934, and

(ii)	the information contained in the Report fairly represents, in all material respects, the financial condition and results of operations of the Company.

Date: August 14, 2003	By:	/s/ R. GREGORY MILLER
R. Gregory Miller Chief Financial Officer

1	The material contained in this Exhibit 32.1 is not deemed “filed” with the SEC and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.